UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2023

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 18, 2023, HighPeak Energy, Inc. (the “Company”) commenced an underwritten public offering (the “Offering”) of shares of its common stock, par value $0.0001 per share (“common stock”) pursuant to an effective registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission. In connection with the Offering and the filing of the preliminary prospectus supplement to which the Offering relates, the Company is providing certain additional disclosures to potential investors, the relevant excerpts of which are set forth under Items 2.02 and 8.01 herein.

Item 1.01.         Entry into a Material Definitive Agreement.

Ninth Amendment to Credit Agreement

On July 12, 2023, the Company entered into a Ninth Amendment to the Credit Agreement, dated as of December 17, 2020, by and among the Company, Wells Fargo Bank, National Association (as successor to Fifth Third Bank, National Association), as administrative agent, and the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement,” and such amendment, the “Ninth Amendment”) to, among other things, provide for (i) a waiver of the minimum current ratio covenant for the fiscal quarter ended June 30, 2023 under the Credit Agreement, (ii) a waiver of the failure to subject one or more certain accounts to an Account Control Agreement within the period provided in the Credit Agreement, (iii) a postponement of the April 2023 borrowing base redetermination until September 2023, (iv) a postponement of the date on which the Company was previously obligated (the “February Notes Obligation”) thereunder to either extend the maturity of the 10.000% Senior Notes due February 2024 (the “February Notes”), redeem or refinance the February Notes or allocate a portion of the Company’s cash flow to retire the February Notes (the “February Notes Obligation”) to September 1, 2023 (the “February Notes Obligation Postponement”), (v) certain pricing increases and additional minimum hedging requirements, (vi) an additional requirement to deliver a 13-week cash flow forecast on a weekly basis through completion of the September 2023 borrowing base redetermination and (vii) a temporary restriction on borrowing further amounts under the Credit Agreement until the Company has received at least $95 million of net proceeds from the sales of the Company’s equity securities, including the Offering.

The foregoing description of the Ninth Amendment is only a summary and is qualified in its entirety by the text of the Ninth Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.02.         Results of Operations and Financial Condition.

Preliminary Operating and Financial Results

As of the date of this Current Report on Form 8-K, the Company has not finalized its financial and operational results for the three months ended June 30, 2023. However, based on preliminary information, the Company estimates that, for the three months ended June 30, 2023, its production ranged from 41.0 to 43.0 MBoe/d, compared with 37.2 MBoe/d for the three months ended March 31, 2023. The Company estimates that its production average ranged between 45.5 and 47.5 MBoe/d for the month of June 2023 and has averaged over 50.0 MBoe/d for the first ten days of July 2023. The Company’s preliminary estimate for its drilling and completion capital expenditures ranged from $260 million to $300 million for the three months ended June 30, 2023 and $645 million to $685 million for the six months ended June 30, 2023. The Company estimates its EBITDAX for the three months ended June 30, 2023 ranged between $180 million and $190 million. The  Company cannot reconcile its estimated range of EBITDAX to net income (loss), the most directly comparable GAAP measure, without unreasonable efforts, due to the unpredictable or unknown nature of certain significant items included in the EBITDAX calculation and the resulting difficulty in quantifying the amounts thereof that are necessary to estimate net income (loss).

Additionally, as of June 30, 2023, the Company estimates that it had $30.3 million of cash and cash equivalents, and $1,002.4 million of total indebtedness, including $225.0 million outstanding of its February Notes, $250.0 million outstanding of its November Notes and $527.4 million of indebtedness outstanding under the Credit Agreement including letters of credit outstanding of $2.4 million, resulting in remaining availability of $47.6 million and total liquidity of $77.9 million. In addition, as of June 30, 2023, the Company had aggregate accounts payable of approximately $216.1 million, approximately $121.3 million of which is either currently due or past due. The Company expects to receive approximately $81.7 million of crude oil sale proceeds on July 20, 2023.

These preliminary estimates are derived from the Company’s internal records and are based on the most current information available to management. These estimates are preliminary and inherently uncertain. The Company’s normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed. The Company’s independent auditors have not completed an audit or review of such preliminary estimates. During the course of the Company’s and its auditors’ review on these preliminary estimates, the Company could identify items that would require it to make adjustments and which could affect its final results. Any such adjustments could be material. These preliminary estimates should not be viewed as indicative of the Company’s financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

The information above is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01.         Regulation FD Disclosure.

On July 18, 2023, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information above is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item. 8.01.          Other Events.

Financing Update

The Company is currently evaluating multiple prospective financing arrangements, including the Offering, to refinance its February Notes and its 10.625% Senior Notes due November 2024 (the “November Notes,” and together, with the February Notes, the “Existing Notes”) and enhance liquidity (any such financing other than the Offering, a “Supplemental Financing”). As a result of this ongoing refinancing process, the administrative agent under the Credit Agreement has agreed to the February Notes Obligation Postponement, as discussed in Item 1.01 to this Current Report on Form 8-K.

The Company cannot provide any assurances that it will be successful in refinancing, repaying or extending the maturity of its Existing Notes, including the February Notes, by September 1, 2023 or that in the future the Company will be able to obtain additional postponements or waivers under, or amendments of, the Credit Agreement, of the types described above or otherwise. Any such refinancing may not be obtainable on terms favorable to the Company. Further, any inability to satisfy the Company’s obligations under the Credit Agreement, including the February Notes Obligation, could lead to the acceleration of amounts due thereunder by the Company’s credit facility lenders, which would cause a cross default and acceleration of amounts due under the Company’s Existing Notes. Such a cross-default or cross-acceleration could have a wider impact on our liquidity than might otherwise arise from a default or acceleration of only the Credit Agreement. If an event of default occurs, or if other debt agreements cross-default, and the lenders under the affected debt agreements accelerate the maturity of any loans or other debt outstanding, we will not have sufficient liquidity to repay all of our outstanding indebtedness. As a result, it may become necessary for us to take certain actions with respect to our operations, including, but not limited to, the sale of portions of our assets, further reductions in our drilling program or similar actions aimed to direct our cash flow towards the repayment of our indebtedness, or we ultimately may seek bankruptcy protection to continue our efforts to restructure our business and capital structure. Such actions could reduce the value of our equityholders’ investment in us and place equityholders at significant risk of losing all or a portion of their interests in the Company.

In addition, the information contained in Item 2.02 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item. 9.01.          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1
Ninth Amendment to Credit Agreement, dated as of July 12, 2023, among HighPeak Energy, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the Issuing Banks, the Guarantors and the financial institutions party thereto as Lenders.

99.1	Press Release dated July 18, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: July 18, 2023
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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